Exhibit 3.15

    Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “PENN VIRGINIA GP HOLDINGS, L.P.” FILED IN THIS OFFICE ON THE SIXTH DAY OF SEPTEMBER, A.D. 2006, AT 11:12 O’CLCOK A.M.

	[insert graphic here]	/s/ Harriet Smith Windsor Harriet Smith Windsor, Secretary of State
4174868 8100		AUTHENTICATION: 5022694
060823363		DATE: 09-06-06

State of Delaware Secretary of State Division of Corporations Delivered 11:14 am 09/06/2006 FILED 11:12 AM 09/06/2006 SRV 060823363 - 4174868 FILE

STATE OF DELAWARE

AMENDMENT TO THE CERTIFICATE OF

LIMITED PARTNERSHIP

The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Partnership is

                      Penn Virginia GP Holdings, L.P.                                                                                          .

SECOND: Article   3   of the Certificate of Limited Partnership shall be amended as follows:

        The Name of the General Partner is PVG GP, LLC

                                                                                                                                                           .

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 6th day of September     , A.D. 2006.

          By:       PVG GP, LLC

By:	/s/ Jean M. Whitehead General Partner(s)

Name:	Jean M. Whitehead, Secretary Print or Type